EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Braintech, Inc. (the "Company ") on Form 10-QSB for the six months ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward A. White, the Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Edward A. White

Edward A. White

Principal Financial Officer and Accounting Officer

Date: August 10, 2007

CW1369477.1